    As filed with the Securities and Exchange Commission on August 23, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
          ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 BELGIUM                             NOT APPLICABLE
     (State or other jurisdiction of       (I.R.S. Employer Identification
      Incorporation or organization)                    Number)

               Flanders Language Valley 50, B-8900 Ieper, BELGIUM
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                             2000 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the Plan)

                                GASTON BASTIAENS
                                   PRESIDENT
                  LERNOUT & HAUSPIE SPEECH PRODUCTS USA, INC.
                                52 THIRD AVENUE
                     BURLINGTON, MASSACHUSETTS  01803-4414
                     -------------------------------------
                    (Name and address of agent for service)

                                 (781) 203-5000
                                 --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================

 Title of each class of                               Proposed maximum        Proposed maximum
 securities to be           Amount to be regi-        offering price per      aggregate offering        Amount of
 registered                 stered (1)                share (3)               price                     registration fee


--------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par       2,000,000(2)              $33.84                  $67,680,000              $17,868
 value


(1) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the Common Stock.
(2) Represents 2,000,000 shares of Common Stock that may be issued upon exercise of warrants granted under the 2000 Stock Option Plan.
(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the National Association of Securities Dealers National Market System on August 21, 2000.

Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-39258) are hereby
incorporated by reference.   This Registration Statement also serves as Post-
Effective Amendment No. 1 to Registration Statement No. 333-39258 relating to an aggregate of: (i) 852,405 shares of Common Stock issuable under the 1994 Dragon Rollover stock Option Plan; (ii) 775,146 shares of Common Stock issuable under the 1999 Dragon Rollover Stock Incentive Plan; (iii) 19,562 shares of Common Stock issuable under the U.K. Dragon Rollover Company Share Option Plan, all of which were assumed by Lernout & Hauspie Speech Products N.V. upon consummation of the merger of Dragon Systems, Inc. with and into L&H Holdings USA, Inc.; and
(iv) 3,000,000 shares of Common Stock that may be issued upon exercise of warrants granted under the 2000 Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.
         --------


   4.01  Specimen Registered Certificate of Common Stock--Filed as Exhibit 4.01 to the Registrant's Registration
         Statement on Form F-1 (File No. 33-97928) (the "F-1 Registration Statement).*

   4.02  Specimen Bearer Certificate of Common Stock--Filed as Exhibit 4.02 to the Registrant's F-1 Registration
         Statement.*

   4.03  Description of Capital Stock (included in the Registrant's Restated Articles of Association).*

   5.01  Legal Opinion of Loeff Claeys Verbeke (filed herewith).

  23.01  Consent of Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren (filed herewith).

  23.02  Consent of Ernst & Young Reviseurs d'Entreprises (filed herewith).

  23.03  Consent of Deloitte & Touche LLP (filed herewith).

  23.04  Consent of Arthur Andersen LLP (filed herewith).

  23.05  Consent of Loeff Claeys Verbeke (included in Exhibit 5.01 hereto).

   99.1  Registrant's 2000 Stock Option Plan.*

   99.2  Amendment No. 1 to Registrant's 2000 Stock Option Plan (filed herewith).

______________________
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 22nd day of August, 2000.

                              LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                              By:  /s/ Gaston Bastiaens
                                   ----------------------------
                                   Gaston Bastiaens, President


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gaston Bastiaens, Jo Lernout and Pol Hauspie, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                    Date
--------------------------------------------------------------------------------

/s/ Jo Lernout               Co-Chairman and          August 22, 2000
--------------------------   Managing Director
Jo Lernout


/s/ Pol Hauspie              Co-Chairman and          August 22 , 2000
--------------------------   Managing Director
Pol Hauspie


/s/ Nico Willaert            Vice Chairman and        August 22, 2000
--------------------------   Managing Director
Nico Willaert


/s/ Gaston Bastiaens         President, Principal     August 22, 2000
--------------------------   Executive Officer,
Gaston Bastiaens             Authorized United States
                             Representative And Director

/s/ Carl Dammekens           Senior Vice President    August 22, 2000
--------------------------   of Finance, Principal
Carl Dammekens               Accounting Officer and
                             Principal Financial Officer

--------------------------   Director                 August   , 2000
Fernand Cloet


/s/ Marc De Pauw             Director                 August 17, 2000
--------------------------
Marc De Pauw


/s/ Hubert Detremmerie       Director                 August 22, 2000
--------------------------
Hubert Detremmerie


--------------------------   Director                 August   , 2000
Jan Coene


RVD SECURITIES N.V.          Director                 August   , 2000

By: ----------------------
    Erwin Vandendriessche

/s/ Dirk Cauwelier           Director                 August 22, 2000
--------------------------
Dirk Cauwelier


--------------------------   Director                 August   , 2000
Alex Vieux


/s/ Gerard Van Acker         Director                 August 22, 2000
--------------------------
Gerard Van Acker


--------------------------   Director                 August   , 2000
Bernard Vergnes


/s/ Francis Vanderhoydonck   Director                 August 18, 2000
--------------------------
Francis Vanderhoydonck


/s/ Roel Pieper              Director                 August 22, 2000
--------------------------
Roel Pieper


--------------------------   Director                 August   , 2000
Albert J. Fitzgibbons, III

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER
------

   4.01 Specimen Registered Certificate of Common Stock--Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form F-1 (File No. 33-97928) (the "F-1 Registration Statement).*

   4.02 Specimen Bearer Certificate of Common Stock--Filed as Exhibit 4.02 to the Registrant's F-1 Registration Statement.*

   4.03 Description of Capital Stock (included in the Registrant's Restated Articles of Association).*

   5.01  Legal Opinion of Loeff Claeys Verbeke (filed herewith).

  23.01 Consent of Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren (filed herewith).

  23.02 Consent of Ernst & Young Reviseurs d'Entreprises S.C.C. (filed herewith).

  23.03  Consent of Deloitte & Touche LLP (filed herewith).

  23.04  Consent of Arthur Andersen LLP (filed herewith).

  23.05  Consent of Loeff Claeys Verbeke (included in Exhibit 5.01 hereto).

   99.1  Registrant's 2000 Stock Option Plan.*

   99.2 Amendment No. 1 to Registrant's 2000 Stock Option Plan (filed herewith).


______________________
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.